        As filed with the Securities and Exchange Commission on July 27, 1998
                                                Registration No. 333-
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                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                NETGRAVITY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ----------------


           DELAWARE                                   7372                        77-0410283
(STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                            NETGRAVITY, INC.
                   1700 S. AMPHLETT BLVD., SUITE 350
                           SAN MATEO, CA 94402
                             (650) 655-4777
        ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
           AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                             1995 STOCK OPTION PLAN
                                 1998 STOCK PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            1998 DIRECTOR OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                ----------------


                                 JOHN W. DANNER
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                NETGRAVITY, INC.
                      1700 S. AMPHLETT BLVD., SUITE 350
                              SAN MATEO, CA 94402
                                 (650) 655-4777
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ----------------

                                    COPY TO:

                        CHRISTOPHER G. NICHOLSON, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION
                             650 PAGE MILL ROAD
                             PALO ALTO, CA 94304
                                (650) 493-9300

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



                                                   CALCULATION OF REGISTRATION FEE
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                                                                 PROPOSED
                                               AMOUNT TO BE       MAXIMUM             PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF               REGISTERED      OFFERING PRICE        AGGREGATE OFFERING              AMOUNT OF
         SECURITIES TO BE REGISTERED           (SHARES)(1)        PER SHARE                 PRICE                  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------

         1995 Stock Option Plan
         Common Stock, $0.001 par value
         (currently outstanding options)        1,828,834       $2.4033(2)            $4,395,236.75                $1,296.59
-----------------------------------------------------------------------------------------------------------------------------------
         1998 Stock Plan
         Common Stock, $0.001 par value            12,787      $23.6875(4)              $302,892.06                   $89.35
         (currently outstanding options)
-----------------------------------------------------------------------------------------------------------------------------------
         1998 Stock Plan
         Common Stock, $0.001 par value
         (options available for future grant)   1,987,213      $22.0937(3)           $43,904,887.86               $12,951.94
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL 1998 STOCK PLAN SHARES
         REGISTERED                             2,000,000
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         1998 Director Option Plan
         Common Stock, $0.001 par value
         (currently outstanding options)           50,000         $9.00(4)              $450,000.00                  $132.75
-----------------------------------------------------------------------------------------------------------------------------------
         1998 Director Option Plan
         Common Stock, $0.001 par value
         (options available for future grant)     125,000      $22.0937(3)            $2,761,712.50                  $814.71
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL 1998 DIRECTOR OPTION PLAN
         SHARES REGISTERED                        175,000
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         1998 Employee Stock Purchase Plan
         Common Stock, $0.001 par
         value                                    200,000        $18.78(5)            $3,755,929.00                $1,108.00
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL                                  4,203,834                            $55,570,658.17               $16,393.34
-----------------------------------------------------------------------------------------------------------------------------------
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

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under any of the 1995 Stock Option Plan, the 1998 Stock Plan, the 1998 Employee Stock Purchase Plan or the 1998 Director Option Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee of 1,828,834 shares of Common Stock underlying the Registrant's outstanding but unexercised options to purchase Common Stock under the 1995 Stock Option Plan (the "Currently Outstanding Options"). The computation is based on the weighted average exercise price per share of the Currently Outstanding Options.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on July 23, 1998.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price of the granted and outstanding options covering the indicated shares.

(5) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on July 23, 1998, multiplied by 85%, which is the percentage of the trading price applicable to purchaser under the 1998 Employee Stock Purchase Plan.

                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INFORMATION INCORPORATED BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Prospectus filed with the Commission on June 12, 1998, pursuant to Rule 424(b)(4) of the Securities Act, which contains audited financial statements for the Registrant's fiscal year ended December 31, 1997.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Commission on May 15, 1998.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof as of the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California beneficially own an aggregate of 14,016 shares of Common Stock through an investment trust. In addition, a member of Wilson Sonsini Goodrich & Rosati beneficially owns approximately 98,805 shares which were issued to the spouse of such member in connection with such spouse's former employment with the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article Nine of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors, officers or employee benefit plan fiduciaries, to the fullest extent not prohibited by Delaware Law.

     Article VI of the Registrant's Bylaws provides for the indemnification of directors and officers if such persons acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his conduct was unlawful. Article VI also permits the Registrant to advance expenses incurred by indemnified directors or officers in connection with the defense of any action or proceeding arising out of such directors' or officers' status or service as directors or officers of the Registrant upon an undertaking by such directors or officers to repay such advances if it is ultimately determined that such directors or officers are not entitled to such indemnification.

     The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant's Amended and Restated Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees and associated legal expenses), judgements, fines and amounts paid in settlement if such settlement is approved in advance by the Registrant, which approval shall not be unreasonably withheld, actually and reasonably incurred by any such person in any action, suit, proceeding or alternative dispute resolution mechanism arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.



Exhibit Number                        Exhibit Document
--------------      ---------------------------------------------------------


     5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation, as to the legality of securities being registered (Counsel to the Registrant)

    10.2*           1995 Stock Option Plan

    10.3*           1998 Stock Plan

    10.4*           1998 Employee Stock Purchase Plan

    10.5*           1998 Director Option Plan

    23.1            Consent of KPMG Peat Marwick LLP, Independent Auditors

    23.2            Consent of Counsel (contained in Exhibit 5.1)
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
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-51007), effective June 11, 1998.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on the 27th day of July, 1998.

                                        NETGRAVITY, INC.

                                        By:          /s/ John W. Danner
                                            -----------------------------------
                                                      John W. Danner
                                            CHAIRMAN OF THE BOARD AND CHIEF
                                            EXECUTIVE OFFICER

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John W. Danner and Stephen E. Recht, and each of the acting alone, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (i) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



          SIGNATURE                              TITLE                             DATE
     ---------------------       ---------------------------------------     --------------

                                  Chairman of the Board and Chief            July 27, 1998
         /s/ John W. Danner       Executive Officer (principal executive
   ---------------------------    officer)
            John W. Danner

                                  Chief Financial Officer and Secretary      July 27, 1998
         /s/ Stephen E. Recht     (principal financial and accounting
   ---------------------------    officer)
          Stephen E. Recht

         /s/ John D. D. Kohler    Director                                   July 27, 1998
   ---------------------------
          John D. D. Kohler

        /s/ Jonathan D. Lazarus   Director                                   July 27, 1998
   ---------------------------
           Jonathan D. Lazarus

      /s/ Alexander R. Slusky     Director                                   July 27, 1998
   ---------------------------
         Alexander R. Slusky


                                 INDEX TO EXHIBITS



Exhibit Number                        Exhibit Document
--------------      ----------------------------------------------------------

       5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation, as to the legality of securities being registered (Counsel to the Registrant)

      10.2*         1995 Stock Option Plan

      10.3*         1998 Stock Plan

      10.4*         1998 Employee Stock Purchase Plan

      10.5*         1998 Director Option Plan

      23.1          Consent of KPMG Peat Marwick LLP, Independent Auditors

      23.2          Consent of Counsel (contained in Exhibit 5.1)

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

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-51007), effective June 11, 1998.